Exhibit 23.1

CONSENT OF KPMG LLP

The Board of Directors of Spark Energy, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

June 27, 2014